EXECUTION                                                           Exhibit 10.1


          Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as **. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.






                               LICENSE AGREEMENT

                          dated as of April 13, 2002

                                by and between

                          Unigene Laboratories, Inc.

                                      and

                        SmithKline Beecham Corporation

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
Recitals                                                                      1

ARTICLE 1    Definitions                                                      1

ARTICLE 2    License Grants                                                   8

ARTICLE 3    Payments                                                         9

ARTICLE 4    Development and Commercialization                               18

ARTICLE 5    Supply and Manufacture                                          20

ARTICLE 6    Intellectual Property                                           20

ARTICLE 7    Representations and Warranties                                  26

ARTICLE 8    Confidentiality and Exchange Of Information                     28

ARTICLE 9    Indemnification                                                 30

ARTICLE 10   Term and Termination                                            31

ARTICLE 11   Miscellaneous                                                   36



APPENDIX A   Unigene Patent Rights.........................................  40
APPENDIX B   Work Plan of Unigene Activities and FTE Requirements..........  50
APPENDIX C   Unigene Know-How and Technology Transfer......................  51
APPENDIX D   Encumbrances to Licensed Technology as of Effective Date......  53

                               LICENSE AGREEMENT
                               -----------------

     This License Agreement (the "Agreement"), dated April 13, 2002 is made by and between SmithKline Beecham Corporation, a GlaxoSmithKline company ("GSK"), a Pennsylvania corporation, and Unigene Laboratories, Inc. ("Unigene"), a Delaware corporation (each a "Party" and collectively, the "Parties").

                                R E C I T A L S
                                ---------------

     WHEREAS, Unigene has developed certain proprietary technology related to
     -------
oral PTH (as defined below); and

     WHEREAS, Unigene is the owner of all right, title and interest in, or otherwise controls, certain Unigene Patent Rights (as defined below) and Unigene Know-How (as defined below) relating to pharmaceutical compositions for oral delivery of an active PTH peptide and the manufacture thereof; and

     WHEREAS, Unigene desires to grant to GSK, and GSK desires to obtain, an exclusive license throughout the world under this Agreement to discover, develop, make, have made, market, sell and import certain Licensed Products (as defined below) throughout the world under the aforesaid Unigene Patent Rights and Unigene Know-How;

     NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, GSK and Unigene hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

     1.1. "Acceptance" of an IND, NDA, or MAA or equivalent means the date of
           ----------
receipt by GSK of notice of acceptance from the FDA (or its equivalent in a country outside the U.S.) of an IND, NDA, or MAA for a Licensed Product for substantive review.

     1.2. "Affiliate" means any legal entity (such as a corporation,
           ---------
partnership, or limited liability company) that Controls, is Controlled by or is under common Control with a Party to this Agreement. For the purposes of this definition, the term "Control" means: (i) beneficial ownership of at least fifty percent (50%) of the voting securities of a corporation or other business organization with voting securities (or such lesser percentage which is the maximum allowed by a foreign corporation in a particular jurisdiction); (ii) a fifty percent (50%) or greater interest in the net assets or profits of a partnership or other business organization without voting securities; or (iii) the ability to direct the affairs of any such entity.

     1.3. "API" or "Active Pharmaceutical Ingredient" means PTH, in bulk active
           ---      --------------------------------
ingredient form meeting the specifications agreed to by the Parties pursuant to
Article 5.

           **Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


     1.4.  "** Patent" means US Patent **.
            ---------

     1.5.  "Approval" of an NDA in the United States means the FDA's approval of
            --------
an NDA filed by or on behalf of GSK under this Agreement for marketing Licensed Product in the United States. With respect to an MAA, Approval means the approval by all appropriate regulatory authorities of an MAA filed by or on behalf of GSK under this Agreement for a Licensed Product, (i) with respect to Europe, by the European Union, or other central authority; or in at least three
(3) of the European Major Markets; and (ii) with respect to Japan, in Japan.

     1.6.  "Calendar Quarter" means a three (3) month period ending on March 31,
            ----------------
June 30, September 30 or December 31.

     1.7.  "Commencement of Phase I Clinical Studies" means the date the first
            ----------------------------------------
patient is enrolled by or on behalf of GSK in the first Phase I clinical trial for a Licensed Product.

     1.8.  "Commencement of Phase II Clinical Studies" means the date the first
            -----------------------------------------
patient is enrolled by or on behalf of GSK in the first Phase II clinical trial for a Licensed Product.

     1.9.  "Commencement of Phase III Clinical Studies" means the date the first
            -------------------------------------------
patient is enrolled by or on behalf of GSK in the first Phase III clinical trial for a Licensed Product.

     1.10. Confidential Information" means (i) any proprietary or confidential
           ------------------------
information or material in tangible form disclosed hereunder that is marked as "Confidential" at the time it is delivered to the receiving Party, (ii) proprietary or confidential information disclosed orally hereunder which is identified as confidential or proprietary when disclosed and such disclosure of confidential information is confirmed in writing within a reasonable period of time thereafter by the disclosing Party, and/or (iii) any information or material subject to an obligation of confidentiality pursuant to that certain Confidential Disclosure Agreement entered into by the Parties as of October 18, 2001.

     1.11. "Control," "Controls," "Controlled," or "Controlling" means (except
            -------    --------    -----------      -----------
with respect to "Affiliate" as defined in Section 1.2) possession of the ability to grant the licenses or sublicenses as provided herein without violating the terms of any license agreement or other arrangement with any Third Party, or any government regulation or statute.

     1.12. "Cost of Goods" means the fully allocated cost of manufacturing API
            -------------
which shall comprise all direct costs (including but not limited to labor, materials, energy, utilities, quality control or other costs incurred directly in the manufacture of API) and normal production overhead (including but not limited to direct administrative labor costs, applicable manufacturing facility and equipment maintenance, relevant insurances, and applicable depreciation of manufacturing equipment and manufacturing facility,) specifically allocable to the production of such API, excluding (i) any royalties owed to Third Parties and (ii) payments provided to Unigene for FTE manufacturing resources in accordance with Section 3.10. Cost of Goods shall be determined in accordance with US generally accepted accounting principles.

           **Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


     1.13. "Effective Date" means the date on which this Agreement was executed
            --------------
by both Parties, as set forth above.

     1.14. "European Major Markets" means France, Germany, Italy, Spain, and the
            ----------------------
United Kingdom.

     1.15. "Equivalent Product" means, as it pertains to a particular Licensed
            ------------------
Product for which there are NET SALES, a product that contains an oral formulation of PTH where such formulation is **.

     1.16. "Field" means the use of the Licensed Product for the prophylactic
            -----
and/or therapeutic treatment of human diseases including, but not limited to, osteoporosis.

     1.17. "FDA" means, with respect to the United States, the United States
            ---
Food and Drug Administration, any successor entity thereto, or any equivalent foreign regulatory authority(ies) in the particular country of the Territory.

     1.18. "First Commercial Sale" means the first sale of Licensed Product to a
            ---------------------
Third Party by GSK or its Affiliate or sublicensee in a country in the Territory.

     1.19. "Full-Time Equivalent" or "FTE" means the effort equivalent to one
            --------------------      ---
(1) full-time employee of Unigene working on a specific project or task assigned under this Agreement, who, in Unigene's determination, is qualified to perform such work, based on a total of ** (**) hours of work per year.

     1.20. "GSK Patent Rights" means: (i) all patents and patent applications
            -----------------
arising from work conducted by GSK in the course of conducting its activities under this Agreement during the Term of this Agreement claiming generically or specifically the manufacture, use or sale of PTH, API, or Licensed Product, including, without limitation, a process for manufacturing PTH, API, or Licensed Product, or an intermediate used in such process or a use of PTH, API, or Licensed Product; and (ii) any divisions, continuations, continuations-in-part, reissues, reexaminations, patents of additions, extensions or other governmental actions which extend any of the subject matter of the patent applications or patents in clause (i) above, and any substitutions, confirmations, registrations or revalidations of any of the foregoing, in each case which is owned or Controlled, in whole or part, by license, assignment or otherwise by GSK during the Term of the Agreement, to the extent GSK has the right to license or sublicense such GSK Patent Rights, and also to the extent to which they do not pertain to any active component of Licensed Product other than PTH or API, and subject to any limitations of any such license or sublicense. For the avoidance of doubt, GSK Patent Rights shall include GSK Inventions (as defined in Section 6.1.1) and Dependent GSK Improvements (as defined in Section 6.2.1), but shall not include Joint Patent Rights.

     1.21. "GSK Know-How" means all ideas, inventions, data, instructions,
            ------------
processes, formulas, expert opinions and information, including, without limitation, biological, chemical,

           **Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


pharmacological, physical and analytical, clinical, safety, manufacturing and quality control data and information arising from work conducted by GSK in the course of performing its activities under this Agreement, in each case, which are necessary or useful for the development, testing, use, manufacture or sale of PTH, API, or Licensed Product, to the extent to which they do not pertain to any active component of Licensed Product other than PTH or API, and which are in the possession of and owned or Controlled by GSK. GSK Know-How does not include
(i) know-how related to mammalian cell culture or (ii) any GSK Inventions for so long as such are included in the GSK Patent Rights. For the avoidance of doubt, GSK Know-How shall include GSK Inventions (as defined in Section 6.1.1) and Dependent GSK Improvements (as defined in Section 6.2.1). GSK Know-How shall be Confidential Information of GSK as defined in Section 1.10.

     1.22. "IND" means an investigational new drug application filed with the
            ---
FDA prior to beginning clinical trials in humans or any comparable application filed with the regulatory authorities of a country other than the United States, prior to beginning clinical trials in humans in that country; provided, however, that for purposes of this definition, an IND shall not include an investigational new drug application regarding the testing of several closely related compounds to aid in the selection of a lead compound for further human clinical development.

     1.23. "Joint Patent Rights" means (i) all patents and patent applications
            -------------------
arising from Joint Inventions (as defined in Section 6.1.1), and (ii) and divisions, continuations, continuations-in-part, reissues, reexaminations, patents of additions, extensions or other governmental actions which extend any of the subject matter of the patent applications or patents in clause (i) above, and any substitutions, confirmations, registrations or revalidations of any of the foregoing.

     1.24. "Licensed Product" means a drug product in finished pharmaceutical
            ----------------
form, in any formulation containing or incorporating PTH, alone or in combination with any pharmacologically active ingredient which is a non-peptide or non-peptidomimetic or proprietary GSK peptide, which product incorporates Unigene Know-How and/or is covered by Unigene Patent Rights and/or Joint Patent Rights; provided, that, in GSK's discretion, it may request that the Parties enter into good faith negotiations regarding the grant of rights to GSK under Licensed Technology to commercialize a drug product in a formulation containing or incorporating PTH in combination with a peptide or peptidomimetic compound that is not proprietary to GSK, and, in the event Unigene has not granted, or is not presently in discussions regarding the grant of such rights to a Third Party, the Parties shall enter into such negotiations.

     1.25. "Licensed Technology" means Unigene Know-How and Unigene Patent
            -------------------
Rights and Joint Patent Rights. For avoidance of doubt, Licensed Technology shall include ** IP and ** Patent.

     1.26. "MAA Pricing Approval" means with respect to a Licensed Product in a
            --------------------
country, any requisite pricing and reimbursement approval by the appropriate regulatory authorities, such approval being at a level which is acceptable to GSK with respect to commercial return such that it is commercially reasonable for GSK to launch Licensed Product.

           **Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


     1.27. "Marketing Approval Application" or "MAA" means a filing for
            ---------------------------------------
marketing approval (not including pricing or reimbursement approval) in a country other than the United States, in each case with respect to a Licensed Product in the Territory.

     1.28. "Marketing Authorization" means an MAA and/or NDA.
            -----------------------

     1.29. "Net Sales" means the gross amount billed or invoiced on sales by
            ---------
GSK, its Affiliates and sublicensees of Licensed Product (the "Selling Party"), less the following:

     (i) customary trade, quantity, and cash discounts or rebates actually allowed on Licensed Product;

     (ii) credits or allowances given to customers for rejections or returns of Licensed Product or on account of retroactive price reductions affecting such Licensed Product;

     (iii) sales and excise taxes and duties paid or allowed by the Selling Party and any other governmental charges levied on the production, importation, use or sale of a Licensed Product;

     (iv) transportation charges to the extent that they are included in the price or otherwise paid by the purchaser, including insurance, for transporting Licensed Product; and

     (v) Licensed Product rebates and Licensed Product chargebacks including those granted to managed-care entities and government agencies; and

     (vi) ** percent (**%) of the sum of gross sales less the amounts set forth in clauses (i) through (v) above to reflect the actual uncollectable accounts.

Sales or transfers of Licensed Products among GSK, an Affiliate and/or a sublicensee shall be excluded from the computation of Net Sales, and no royalties will be payable on such sales.

     1.30. "NDA" means, with respect to the United States, a New Drug
            ---
Application (as defined in 21 C.F.R. (S) 314.50 et. seq. or any successor regulations), and all subsequent supplements to that NDA.

     1.31. "**" means ** a corporation with offices at **.
            --

     1.32. "**" means ** Patent **, ** Patent No. **, and any other patent
            --
and/or patent applications, including any future divisionals, continuations, continuations-in-part, reissues and reexaminations, licensed to Unigene pursuant to the **License Agreement.

           **Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


     1.33. "** License Agreement" means the license agreement between Unigene
            --------------------
and ** relating to the ** IP, **.

     1.34. "Phase I" means Phase I clinical trials, as prescribed by applicable
            -------
FDA regulations.

     1.35. "Phase II" means Phase II clinical trials, as prescribed by
            --------
applicable FDA regulations.

     1.36. "Phase III" means Phase III clinical trials, as prescribed by
            ---------
applicable FDA regulations.

     1.37. "PTH" means all forms of parathyroid hormone and any and all
            ---
formulations thereof (including, but not limited to truncates, fusion proteins, muteins and chemical modifications of any or all of the aforementioned).

     1.38. "Similar Product" means, as it pertains to a particular Licensed
            ---------------
Product for which there are Net Sales, a product that contains an oral formulation of PTH which is **.

     1.39. "Term" means the term of this Agreement as set forth in Section 10.1.
            ----

     1.40. "Territory" means all the countries and territories of the world;
            ---------
provided that, should this Agreement expire as to any country or territory pursuant to Section 10.1, or should GSK terminate this Agreement as to any country or territory pursuant to Section 10.4, such country or territory shall no longer be considered within the Territory. As used in this Agreement, "country" shall refer to country or territory, as appropriate.

     1.41. "Third Party(ies)" means any party(ies) other than Unigene, GSK, or
            ----------------
an Affiliate of either of them.

     1.42. "Unigene Formulation Patent Rights" means: (i) all patents and patent
            ---------------------------------
applications in existence as of the Effective Date or arising during the Term of this Agreement claiming generically or specifically the formulation of PTH; and
(ii) any divisions, continuations, continuations-in-part, reissues, reexaminations, patents of additions, extensions or other governmental actions which extend any of the subject matter of the patent applications or patents in clause (i) above, and any substitutions, confirmations, registrations or revalidations of any of the foregoing, in each case which is owned or Controlled, in whole or part, by license, assignment or otherwise by Unigene as of the Effective Date or during the TERM of the Agreement, to the extent Unigene has the right to license or sublicense such Unigene Formulation Patent Rights, and subject to any limitations of any such license or sublicense. The current list of patent applications and patents encompassed within Unigene Formulation

           **Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


Patent Rights is set forth in Appendix A to this Agreement, attached hereto and incorporated herein. Appendix A shall be updated on a semi-annual basis during the Term of the Agreement. For the avoidance of doubt, Unigene Formulation Patent Rights shall include Unigene Inventions (as defined in Section 6.1.1) and **IP.

     1.43. "Unigene General Patent Rights" means: (i) all patents and patent
            -----------------------------
applications in existence as of the Effective Date or during the Term of this Agreement claiming generically or specifically the manufacture, use or sale of PTH, API or Licensed Product including, without limitation, a process for manufacturing PTH, API or Licensed Product, or an intermediate used in such process or a use of PTH, API or Licensed Product; and (ii) any divisions, continuations, continuations-in-part, reissues, reexaminations, patents of additions, extensions or other governmental actions which extend any of the subject matter of the patent applications or patents in clause (i) above, and any substitutions, confirmations, registrations or revalidations of any of the foregoing, in each case which is owned or Controlled, in whole or part, by license, assignment or otherwise by Unigene as of the Effective Date or during the Term of the Agreement, to the extent Unigene has the right to license or sublicense such Unigene General Patent Rights, and subject to any limitations of any such license or sublicense. The current list of patent applications and patents encompassed within Unigene General Patent Rights is set forth in Appendix A. Appendix A shall be updated by Unigene on a semi-annual basis during the Term of the Agreement. For the avoidance of doubt, Unigene General Patent Rights shall include Unigene Inventions (as defined in Section 6.1.1) and the ** Patent (as defined below).

     1.44. "Unigene Know-How" means all ideas, inventions, data, instructions,
            ----------------
processes, formulas, expert opinions and information, including, without limitation, biological, chemical, pharmacological, physical and analytical, clinical, safety, manufacturing and quality control data and information, in each case, which are necessary or useful for the development, testing, use, manufacture or sale of API, PTH or Licensed Product and which is in the possession of and owned or Controlled by Unigene. Unigene Know-How does not include any Unigene Inventions for so long as such are included in the Unigene Patent Rights. For avoidance of doubt, Unigene Know-How shall include Unigene Inventions (as defined in Section 6.1.1). Unigene Know-How shall be Confidential Information of Unigene as defined in Section 1.10.

     1.45. "Unigene Patent Rights" means Unigene Formulation Patent Rights and
            ---------------------
Unigene General Patent Rights.

     1.46. "** Patent" means U.S. Patent No. **.
            ---------

     1.47. "** Patent License Agreement" means the license agreement between
            ---------------------------
Unigene and the ** relating to the ** Patent, **.

     1.48. "Valid Claim" means either: (i) a claim of an issued patent within
            -----------
Unigene Formulation Patent Rights that has not been held unenforceable or invalid by an agency or a court of competent jurisdiction in any unappealable or unappealed decision or (ii) a claim of a pending patent application within Unigene Formulation Patent Rights that has not been outstanding for more than three (3) years, nor abandoned or finally rejected without the possibility of appeal or refiling.

     1.49. "Work Plan" means the plan, as described in Section 4.2, and as set
            ---------
forth in Appendix B to this Agreement, attached hereto and incorporated herein.

                                   ARTICLE 2
                                LICENSE GRANTS

     2.1.  License Grant from Unigene to GSK.
           ---------------------------------

           2.1.1. Subject to the terms and conditions of this Agreement, Unigene hereby grants to GSK (i) an exclusive license, even as to Unigene, under the Licensed Technology, to make, have made, use, sell, offer for sale and import Licensed Product in the Territory in the Field and (ii) an exclusive license, even as to Unigene, under the Licensed Technology, to make, have made, use, and import API and PTH in the Territory. These licenses include the right to sublicense as to using, selling, offering for sale and importing Licensed Product, the right to sublicense as to using and importing API and PTH and, subject to Section 2.1.2, the right to sublicense as to making and having made API, PTH and Licensed Product.

           2.1.2. (a) GSK has the right to sublicense all aspects of secondary manufacture of Licensed Product (i.e., the manufacture of Licensed Product other than manufacture of API and PTH) without further consent or approval of Unigene;

                   (b) If, during the Term, GSK elects not to manufacture API or PTH itself for Licensed Product, and the Parties do not agree to a supply agreement pursuant to Section 5.2, GSK may select a Third Party manufacturer to produce API and/or PTH required by GSK; provided, however, that prior to contracting with a Third Party manufacturer to produce API and/or PTH, GSK shall consult with Unigene to ensure that the Third Party manufacturer is acceptable to Unigene, and Unigene shall not unreasonably withhold or delay its consent to the retention by GSK of the THIRD PARTY manufacturer. Should GSK contract with a Third Party for the manufacture of API and/or PTH pursuant to this Section, GSK shall ensure that such Third Party agrees to keep confidential any Unigene Know-How provided to it, under confidentiality provisions no less stringent than those applicable to Unigene and GSK under Article 8.

           2.1.3. Notwithstanding the grant of exclusive license to GSK in Sections 2.1.1 and 2.1.2, Unigene shall have the right to manufacture PTH for a Third Party or for GSK in accordance with Article 5, but only to the extent that
(i) such PTH is not the identical PTH molecule as is then being developed and/or commercialized by GSK anywhere in the Territory in the Field; and (ii) Unigene has obtained a binding contractual commitment of the Third Party that such PTH shall not be used by the Third Party or any of its partners, agents, licensees for oral delivery of PTH in the Field in the Territory. Any contract that Unigene

           **Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


enters into with a Third Party shall include the right of GSK to enforce such contract on behalf of Unigene against the Third Party.

     2.2.  Sublicense of **IP. Upon the effective date of the ** License
           ------------------
Agreement, Unigene exclusively sublicenses to GSK its rights under the ** License Agreement. In exchange for such sublicense, upon Unigene's written request, GSK shall promptly pay to ** the license fees and milestones due and owing under the ** License Agreement to the extent set forth in Section 3.7.

     2.3.  ** Patent License Agreement. Upon the effective date of the ** Patent
           ---------------------------
License Agreement, the ** Patent shall become part of Unigene Patent Rights. Unigene shall remain obligated for any and all license fees and milestones due and owing under the ** Patent License Agreement.

     2.4.  License Grant from GSK to Unigene on Termination. In the event of
           ------------------------------------------------
termination by GSK under Section 10.4, or termination by Unigene under Section
10.2 or 10.3, and in accordance with Section 10.5.4, upon such termination, GSK grants to Unigene the following license:

           (a) an exclusive, world-wide, royalty-free, irrevocable, perpetual license, with the right to grant sublicenses, under GSK Patent Rights, GSK Know-How, Joint Patent Rights and Joint Inventions (other than GSK Inventions and Joint Inventions licensed to Unigene pursuant to Section 6.2), solely to make, have made, use, sell, offer for sale and import an oral PTH product;

           (b) the license granted to Unigene under this Section 2.4 shall not include any license to develop or commercialize any drug product which does not include PTH, and any such license from GSK to Unigene for such drug product under GSK Patent Rights, GSK Know-How, Joint Patent Rights and Joint Inventions (other than GSK Inventions and Joint Inventions licensed to Unigene pursuant to Section 6.2) shall be subject to good faith negotiation between the Parties, which negotiation may result in a grant of such license if GSK is not pursuing development of commercialization of such drug product itself or with another company.

                                   ARTICLE 3
                                   PAYMENTS

     3.1.  Initial Fee to Unigene. In partial consideration for the license to
           ----------------------
Licensed Technology granted to GSK under Section 2.1 of this Agreement, GSK shall pay to Unigene two million U.S. dollars (U.S. $2,000,000) within ** (**) business days after the Effective Date, which amount shall be non-refundable and not creditable against other amounts due Unigene under this Agreement.

     3.2.  Milestone Payments to Unigene.
           -----------------------------

           **Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


     (a) Licensed Product.  In partial consideration for the license to Licensed
         ----------------
Technology granted to GSK under Section 2.1 of this Agreement, GSK shall pay Unigene the following amounts following the first achievement by Unigene, GSK, its Affiliates or sublicensees, as applicable, as the case may be, of each of the following milestones with respect to the Licensed Product ("Milestones"):


      Milestone                                                     Amounts
      ---------                                                     -------
 1   **                                                             U.S. $**
 2.  **                                                             U.S. $**
 3.  **                                                             U.S. $**
 4.  **                                                             U.S. $**
 5.  **                                                             U.S. $**
 6.  **                                                             U.S. $**
 7.  **                                                             U.S. $**
 8.  **                                                             U.S. $**
 9.  **                                                             U.S. $**
10.  **                                                             U.S. $**
11.  **                                                             U.S. $**
12.  **                                                             U.S. $**

          ** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


13.  **                                                         U.S. $**
14.  **                                                         U.S. $**
15.  **                                                         U.S. $**
16.  **                                                         U.S. $**
17.  **                                                         U.S. $**

provided that:

          (1) GSK shall provide written notice of achievement of a Milestone to Unigene within ** (**) business days after such event. Unigene shall provide an invoice to GSK within ** (**) business days of receipt of the notification. Notwithstanding the foregoing, as to Milestones 1 and 2, Unigene shall provide an invoice to GSK upon achievement of such Milestones. GSK shall pay Unigene the Milestone amount within ** (**) business days of receipt of an invoice from Unigene;

          (2) each such payment shall be made only one time, based upon the first Licensed Product to achieve a particular Milestone, regardless of how many times such Milestone is achieved, and Milestone 4 shall be paid only after Milestone 3 has been achieved and paid;

          (3) payment shall not be owed for a Milestone that is not achieved, provided that (a) upon the achievement of any of Milestones 5 - 7, all prior Milestones are deemed achieved as of that date, and payments for such prior Milestones are due and owing according to this Section 3.2, and (b) as to Milestones, 1,2, and 8 - 17, the Milestones may be achieved in any order, and achievement of any Milestone shall be subject to payment under this Section 3.2 whenever achieved;

          (4) each such payment shall be non-refundable and non-creditable to GSK against other amounts due to Unigene under this Agreement; and

          (5)  the achievement of "**", "**" and "**" as used in this Section
3.2 shall be determined by criteria established by the JDC (as defined in Section 4.3), but, in any case, should the JDC decide to progress toward ** (Milestone 5), if either of Milestone 3 and Milestone 4 has not yet been achieved, it shall be deemed achieved as of the

          ** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


date of the achievement of Milestone 5, and payment for either or both such Milestones, if not previously made, shall be due and owing according to this
Section 3.2;

          (6) "annual worldwide Net Sales" as used in this Section shall mean the aggregate Net Sales for all Licensed Product in a calendar year across all countries in the Territory.

     3.3. Second Generation Licensed Product.  In partial consideration for the
          ----------------------------------
License to Licensed Technology granted to GSK under Section 2.1 of this Agreement, should GSK, in its sole discretion and at its option, undertake development of a second generation Licensed Product and achieve ** for such second generation Licensed Product, GSK shall pay to Unigene ** U.S. dollars (U.S.$**), which amount shall be non-refundable and not creditable against other amounts due Unigene under this Agreement. For purposes of this Section 3.3, "second generation Licensed Product" shall mean a Licensed Product which enters Phase I after First Commercial Sale of a different Licensed Product. GSK shall provide written notice to Unigene immediately upon such **, and pay Unigene within ** (**) days of receipt of an invoice. Except for the fee set forth in this Section 3.3, there shall be no other milestone payments for each such second generation Licensed Product.

     3.4. Unigene Formulation Patent Rights Royalties.
          -------------------------------------------

          3.4.1. Royalties on Net Sales where Valid Claim of Unigene Formulation
                 ---------------------------------------------------------------
Patent Rights Exists.  In partial consideration of the license and rights
--------------------
granted under Unigene Formulation Patent Rights hereunder, GSK shall pay royalties to Unigene on Net Sales of all Licensed Products covered by a Valid Claim of Unigene Formulation Patent Rights as follows:

          (a) ** percent (**%) of annual Net Sales up to ** U.S. dollars (*U.S. $**);

          (b) ** percent (**%) of annual Net Sales including and in excess of ** U.S. dollars (***US $**) up to ** U.S. dollars (*U.S. $**);

          (c) ** percent (**%) of annual Net Sales including and in excess of ** U.S. dollars (***U.S. $**) up to ** U.S. dollars (*U.S. $**); and

          (d) ** percent (**%) of annual Net Sales including and in excess of ** U.S. dollars (***U.S. $**);

provided that, for purposes of this Section, achievement of the Net Sales thresholds set forth shall be determined by adding the total annual Net Sales of all Licensed ProductS during each calendar year in all countries of the Territory in which there is a Valid Claim of Unigene

*   means less than
*** means more than or equal to

          ** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Formulation Patent Rights claiming the particular Licensed Product at the time such Net Sales of such Licensed Product occur.

By way of example, if the annual Net Sales were ** U.S. dollars (U.S. $**), then the royalties due under this Section would be ** U.S. dollars (U.S. $**), calculated as (U.S. $** x **%) plus (U.S. $** x **%).

          3.4.2. Payment of Royalties.  Payment of royalties shall be made
                 --------------------
forty-five (45) days after the end of each Calendar Quarter on all Net Sales in the preceding quarter ("Quarterly Payment"). Each Quarterly Payment shall be accompanied by a report detailing the total Net Sales by country in the Territory for the preceding Calendar Quarter, and, if GSK is claiming a reduced royalty rate under Section 3.4.3 or 3.4.4, the sales volume of the Equivalent Product or Similar Product, as measured by IMS or an equivalent Third Party service acceptable to both Parties. In the event that a Net Sales threshold as described in Section 3.4.1 is met during a Calendar Quarter, all subsequent Quarterly Payments in that calendar year shall be made at the higher applicable royalty rate. Included in the Quarterly Payment for the fourth Calendar Quarter of each calendar year, GSK shall include any additional royalties owed for Net Sales in the calendar year to which the last Calendar Quarter relates, based on the annual Net Sales.

          3.4.3. Royalty where Substantial Competition of an Equivalent Product
                 --------------------------------------------------------------
Exists.  Where substantial competition by an Equivalent Product exists in a
------
country in which a Valid Claim within all Unigene Formulation Patent Rights exists, the applicable royalties set forth in Section 3.4.1 on Net Sales in such country shall be reduced by ** percent (**%) for each Calendar Quarter in which substantial competition exists. By the term "substantial competition" as used in this Section 3.4.3 is meant the situation where an Equivalent Product achieves ** percent (**%) or more sales (by volume) of the Licensed Product, in such country, as measured by IMS or an equivalent Third Party service acceptable to both Parties, on a monthly basis for each month of a Calendar Quarter.

          3.4.4. Royalty where Substantial Competition of a Similar Product
                 ----------------------------------------------------------
Exists. In the event Section 3.4.3 does not apply, where substantial competition
------
by a Similar Product exists in a country in which a Valid Claim within the Unigene Formulation Patent Rights exists, the applicable royalties set forth in
Section 3.4.1 on Net Sales in such country shall be reduced by ** percent (**%) for each Calendar Quarter in which substantial competition exists. By the term "substantial competition" as used in this Section 3.4.4 is meant the situation where a Similar Product achieves ** percent (**%) or more sales (by volume) of the Licensed Product in such country, as measured by IMS or an equivalent Third Party service acceptable to both Parties, on a monthly basis for each month of a Calendar Quarter.

          3.4.5. Single Royalty; Non-Royalty Sales.  No royalty shall be payable
                 ---------------------------------
under Section 3.4.1 above with respect to sales of the Licensed Product among GSK, its Affiliates and sublicensees for resale to a Third Party. In no event shall more than one such royalty be due Unigene hereunder with respect to the sale of each Licensed Product, even if such Licensed

          ** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Product is covered by more than one Valid Claim within the Unigene Formulation Patent Rights.

     3.5. Royalties on Net Sales where No Valid Claim of Unigene Formulation
          ------------------------------------------------------------------
Patent Rights Exists.  In the event that no royalty on certain Net Sales is paid
--------------------
under Section 3.4, as further consideration for the licenses granted to GSK under Section 2.1 of this Agreement, GSK shall pay to Unigene ** percent (**%) of the otherwise applicable royalty rate set forth in Section 3.4.1 on such Net Sales. Where substantial competition exists in such Country where there is no Valid Claim, the royalty rate outlined in Section 3.4 on Net Sales in such country shall be reduced by ** percent (**%) for each Calendar Quarter in which substantial competition exists. By the term "substantial competition" as used in this Section 3.5 is meant the situation where an Equivalent Product achieves ** percent (**%), or Similar Product achieves ** percent (**%) or more sales (by volume) of the Licensed Product, in such country, as measured by IMS or an equivalent Third Party service acceptable to both Parties, on a monthly basis for each month of the Calendar Quarter.

     3.6. Royalty Term.  The obligation of GSK to pay royalties under Section
          ------------
3.4 shall continue for each Licensed Product on a Licensed Product-by-Licensed Product and country-by-country basis, until such time as there are no Valid ClaimS of Unigene Formulation Patent Rights covering the manufacture, sale or use of such Licensed Product in such country. The obligation of GSK to pay royalties under Section 3.5 shall continue for each Licensed Product on a Licensed Product-by-Licensed Product basis and country-by-country basis until ** (**) years from the date of First Commercial Sale of such Licensed Product in such country. In the event that the obligation of GSK to pay royalties under
Section 3.4.1 as to a Licensed Product expires prior to ** (**) years from the date of First Commercial Sale of such Licensed Product, upon such expiration, GSK shall be obliged to pay royalties under Section 3.5 as to such Licensed Product.

     3.7. ** License Fees and Milestones.  In accordance with Unigene's sub-
          ------------------------------
license to GSK of the ** License Agreement, GSK shall be fully responsible for the prompt payment to **, upon Unigene's prompt notice and request, of those certain license fees and milestones due from Unigene to ** under the ** License Agreement and specified below, not to exceed the amounts set forth below:

                                   Milestone                          Amounts
                                   ---------                          -------

1. **                                                                 U.S. $**
2. **                                                                 U.S. $**

          ** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


3. **                                                              U.S. $**
4. **                                                              U.S. $**
5. **                                                              U.S. $**
6. **                                                              U.S. $**

provided that:

          (1) each such payment shall be made only one time to ** by GSK based upon the first Licensed Product to achieve a particular Milestone regardless of how many times such Milestone is achieved;

          (2) the Milestone 2 payment shall not be made in the event Milestone 3 occurs prior to Milestone 2;

          (3)  payment shall not be owed for a Milestone that is not reached;
and

          (4) as to Milestone 4, the option to pay the Milestone on successful ** or ** shall be as specified in the ** License Agreement.

GSK shall pay the above amounts to ** upon Unigene's notice and request and in accordance with the ** License Agreement; provided, however, that in the event that GSK fails to remit such payment to ** in a timely fashion after receiving notice from Unigene that payment to ** is due from GSK, Unigene shall be entitled to remit payment directly to **. In such event, Unigene shall be entitled to seek reimbursement from GSK of any amounts paid to **, or, at Unigene's option, to deduct any such payments from future payments due GSK under this Agreement. Other than as set forth above, Unigene shall be fully responsible for any other royalties, license fees, Milestones and any and all other payments due from Unigene to ** or any other entity under the ** License Agreement.

     3.8. Third Party Fees or Royalties.  GSK shall be fully responsible for the
          -----------------------------
payment of any additional royalties, license fees, milestones and any and all other payments due to Third Parties other than those due under the ** License Agreement or in relation to the ** Patent that are required for GSK or its licensees to develop, manufacture, use, market, sell or

          ** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


import PTH or Licensed Product, until First Commercial Sale of Licensed Product. After First Commercial Sale, Unigene shall be responsible for ** percent (**%) of royalties due Third Parties which are directly related to GSK or its licensees' manufacture, use, sale or import of Licensed Technology, at GSK's request and upon provision of sufficient documentation by GSK to show the existence of such an obligation and its direct relation to the Licensed Technology. Unigene shall meet its responsibility for such payments solely in the form of deductions from Quarterly Payments, and in no event shall such deductions exceed ** percent (**%) of any Quarterly Payment. GSK shall consult with Unigene before entering into any agreement which might subject Unigene to obligations under this Section 3.8; however, GSK shall retain the right of final decision.

     3.9. Third Party Payments - ** Patent.
          --------------------------------

          3.9.1. Unigene Notification Regarding ** Patent.  Notwithstanding
                 ----------------------------------------
Unigene's obligations under Section 3.8 of this Agreement to reimburse part of certain Third Party payments, Unigene shall have no such obligation to make any such payments for use of technology claimed in the ** Patent in the event that:
(i) Unigene notifies GSK in writing that it believes that the method of manufacture of the API and/or the Licensed Product is not within the scope of any claim of the ** Patent; and (ii) GSK does not respond in writing to Unigene within forty-five (45) days of receipt of Unigene's notice. In the event GSK provides written response to Unigene, GSK will notify Unigene of its election to have an outside patent expert ("Outside Expert") who is not affiliated with either Party determine whether the method of manufacturing the API and/or the Licensed Product is within one or more claims of the ** Patent, in accordance with Section 3.9.2 below.

          3.9.2. Outside Expert Opinion on Scope of ** Patent.  In the event
                 --------------------------------------------
that GSK gives notice to Unigene under Section 3.9.1 that GSK elects an Outside Expert determination, the Parties shall promptly select a mutually acceptable objective patent expert to act as Outside Expert and shall supply such Outside Expert with such materials and information as either Party may deem relevant, or as the Outside Expert may request. The Outside Expert will be asked to render a full and well reasoned, written opinion ("Opinion") that the Outside Expert believes that it is more likely than not that either:

          (1) the manufacturing process for the API and/or Licensed Product is within the scope of the ** Patent; or
   ------

          (2) the method of manufacturing the API and/or Licensed Product is outside the scope of the ** Patent.
-------

The Outside Expert, in rendering this Opinion, shall utilize only the facts and materials provided by the Parties and shall apply the body of law relevant to patent claim interpretation for infringement purposes (including doctrine of equivalents and file history estoppel analysis), as set forth in Title 35 of the United States Code and related case law. The Opinion shall contain the Outside Expert's explanation for his conclusions and shall be provided to both parties promptly after completion.

           ** Certain information on this page has been omitted and filed separately with the commission. Confidential treatment has been requested with respect to the omitted portions.

           3.9.3. Effect of Opinion.  In the event that the Outside Expert
                  -----------------
determines that the method of manufacturing the API and/or Licensed Product is not within the scope of the ** Patent, then Unigene shall not be required to reimburse GSK with respect to the ** Patent, and GSK shall reimburse Unigene for all deductions from Quarterly Payments related to use of technology claimed in the ** Patent made after the date of notice provided under Section 3.9.1, such reimbursement to be made no later than the next Quarterly Payment after the date of the Opinion set forth in Section 3.9.2. In the event that the Outside Expert determines that the method of manufacturing the API and/or the Licensed Product is within the scope of the ** Patent, then Unigene's obligation of reimbursement under Section 3.7 with respect to the ** Patent shall continue uninterrupted.

           3.9.4. Fees.  The fees paid to the Outside Expert shall be borne
                  ----
equally between the Parties.

           3.9.5. Finality.  The Opinion of the Outside Expert shall be final
                  --------
for the purposes of determining Unigene's reimbursement obligations under
Section 3.7 of this Agreement with respect only to the ** Patent, and shall not be appealable by either Party. However, the procedure set forth in Section 3.9 may be repeated upon the request of either Party in the event that the method of manufacturing the API and/or Licensed Product is substantially changed and/or the ** Patent is reissued subsequent to the rendering of an Opinion by an Outside Expert.

     3.10. Unigene FTE Payments.  As consideration for work conducted
           --------------------
by Unigene FTEs in accordance with the Work Plan and/or as authorized by the JDC or Project Team, GSK shall pay Unigene ** U.S. dollars (U.S. $**) per year per Unigene FTE, which rate shall increase each calendar year upon the anniversary date of the Effective Date by a percentage equal to the increase in the CPI, All Urban Consumers, in the previous calendar year, and shall reimburse Unigene for all preapproved out-of-pocket costs and expenses (including, but not limited to, reasonable travel and hotel costs) consistent with the Work Plan and/or as authorized by the JDC or Project Team. Subject to further changes in the WORK PLAN at the mutual agreement of the Parties, the maximum payments payable to Unigene are set forth in Appendix B. GSK shall make payment to Unigene on a monthly basis for work conducted by Unigene in accordance with the Work Plan within ** (**) days of receipt of an invoice from Unigene. Each invoice shall describe in detail the work performed by Unigene FTEs and a breakdown of hours of work performed.

     3.11. Currencies.  Payments under this Agreement shall be made in United
           ----------
States Dollars. Revenues and expenses for each country shall be converted into United States Dollars using the applicable exchange rate for converting such local currency to the United States Dollar in accordance with the exchange rates used by GSK in producing its financial accounts at the time and detailed in its annual report.

     3.12. Manner of Payments.  All sums due to Unigene or to ** under this
           ------------------
Agreement shall be payable in United States Dollars by bank wire transfer in immediately available funds to such bank account as Unigene shall designate. GSK shall notify Unigene as to

           ** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


the date and amount of any such wire transfer to Unigene at least two (2) business days prior to such transfer. Interest for payments that are not paid within thirty (30) days of the date on which they were due shall accrue at ** percent (**%) per month or portion thereof from the date payment was due.

     3.13. Tax Withholding.  Any tax, duty or other levy paid or required to be
           ---------------
withheld by GSK or its sublicensees on account of royalties or other payments payable to Unigene or ** under this Agreement shall be deducted from the amount of royalties or payments otherwise due, provided that GSK shall make such deductions only to the minimum extent required by the relevant jurisdiction. GSK shall secure and send to Unigene and ** proof of any such taxes, duties or other levies withheld and paid by GSK or its sublicensees for the benefit of Unigene and **, and cooperate at Unigene's reasonable request to ensure that amounts withheld are reduced to the fullest extent permitted by the relevant jurisdiction.

     3.14. Financial Records and Audits;Unigene's Right to Audit. Unigene, at
           -----------------------------------------------------
its own cost, through an independent auditor reasonably acceptable to GSK, may inspect and audit the records of GSK pertaining to the sale of Licensed Product and any royalties due to Unigene under Section 3.4. GSK shall provide such auditors with access to the records during reasonable business hours. Such access need not be given to any such set of records more often than once each year or more than three (3) years after the date of any report to be audited, and the auditors shall report to Unigene only the amount of royalty due. Unigene shall provide GSK with written notice of its election to inspect and audit the records related to the royalty due hereunder not less than thirty (30) days prior to the proposed date of review of GSK's records by Unigene's auditors. GSK shall maintain sufficient records to permit the inspection and auditing permitted hereunder for three (3) years after the date of each respective reporting period. GSK shall prepare its records and reports according to generally accepted accounting principles of the United States. Should the auditor find any underpayment of royalties by GSK, GSK shall promptly pay Unigene the amount of such underpayment, plus interest at the rate of ** percent (**%) per month or portion thereof on the amount of any underpayment from the date payment was due, and shall reimburse Unigene for the cost of the audit should such underpayment equal or exceed ** percent (**%) of royalties paid during the time period audited.

                                   ARTICLE 4
                       DEVELOPMENT AND COMMERCIALIZATION

     4.1.  Licensed Product Development by GSK.
           -----------------------------------

           4.1.1. GSK Responsibilities.  Except as expressly provided otherwise
                  --------------------
in this Agreement, GSK shall undertake and resource all development of Licensed Product(s) in the Field in the Territory so long as it retains full rights thereto under this Agreement, and shall bear all costs it incurs in conducting such development, including, without limitation, expenses incurred in conducting clinical trials. GSK shall be responsible, at its sole expense on a country-by-country basis, for the commercialization and distribution of such Licensed Product(s) in the Field in the Territory so long as GSK retains rights, on a country-by-country basis, thereto under this Agreement. Subject to its obligations in Section 4.1.2, GSK shall have the sole discretion, using its reasonable business judgment, to decide whether to commercialize a Licensed Product in a country in the Territory.

           4.1.2. Diligent Efforts.  GSK shall commit such efforts and
                  ----------------
resources during development and commercialization of the Licensed Product throughout the Territory at a level commensurate to those efforts and resources committed by GSK to developing and commercializing its own compounds and products. Such efforts shall be no less than the level of effort and resource standard in the pharmaceutical industry with respect to a product at a similar state in its development or product life in the context of a similar product portfolio. GSK shall keep the Project Team (as defined below) and the Joint Development Committee (as defined below), as applicable, advised of its development and manufacturing plans and activities with respect to PTH, API and Licensed Product.

     4.2.  Unigene Development Responsibilities.  The Work Plan which outlines
           ------------------------------------
the initial responsibilities of Unigene to assist GSK in the manufacture of API, the transfer of Unigene Know-How, and otherwise as agreed by the Parties, is attached hereto as Appendix B. Subject to the Work Plan being updated from time to time upon mutual agreement of both Parties, GSK shall not be obligated to fund any Unigene FTEs other than to the extent set forth in Appendix B.

     4.3.  The Joint Development Committee.
           -------------------------------

           4.3.1. Within sixty (60) days after the Effective Date, the Parties shall establish a Joint Development Committee ("JDC"). The JDC shall have responsibility to oversee, review, coordinate and expedite the development of Licensed Product and the progress of work being conducted under the Work Plan, and to update the Work Plan from time to time. The JDC shall be comprised of GSK representatives and one representative from Unigene. At Unigene's discretion, additional Unigene personnel, up to a maximum of three (3), may attend meetings of the JDC, but only the designated Unigene representative shall vote on matters before the JDC. The JDC shall meet quarterly, or as more or less often as otherwise agreed by the Parties, at such locations as the Parties agree. Unigene shall be provided with a copy of all reports to or by the JDC, including summaries of JDC meetings at the same time that such materials are provided to GSK members of the JDC. Any decision that cannot be made unanimously by the JDC shall be discussed by the appropriate representatives of the Parties; provided that, in the event of continued disagreement, or otherwise, GSK shall make all final decisions regarding the conduct and progress of the development of Licensed Product.

          4.3.2. After Approval in the United States for the Licensed Product, the members of the JDC shall continue to meet on a quarterly basis or as necessary to oversee, review, coordinate and expedite the development and commercialization of the Licensed Product in countries outside the United States. GSK shall continue to have final decision making authority over the development and commercialization of the Licensed Product in the Territory.

           ** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


     4.4.  Project Team.  Promptly after the Effective Date, GSK shall form a
           ------------
project team to coordinate the development of Licensed Product (the "Project Team"). The Project Team will be comprised of GSK personnel and where appropriate in GSK's reasonable judgment, Unigene personnel who are responsible for conducting and progressing the work outlined in the Work Plan. It is anticipated that Unigene personnel shall attend meetings of the Project Team at which the Work Plan is discussed. Such Project Team shall meet as often as agreed upon by the Parties and shall report to the JDC. Unigene shall be promptly provided with a copy of all Project Team reports, including summaries of Project Team meetings, to the extent such reports and summaries relate to the development of the Licensed Product, which materials shall be provided to Unigene at the same time that they are provided to GSK members of the Project Team.

     4.5.  Unigene Data Transfer.  Immediately after the Effective Date,
           ---------------------
Unigene shall use its reasonable best efforts to promptly transfer, or cause to be transferred to GSK, a copy of Unigene Know-How relating to PTH and the Licensed Product, including manufacture of API, to enable GSK to carry out its responsibilities under this Agreement. Such data shall include, at a minimum, the information set forth in Appendix C to this Agreement, attached hereto and incorporated herein.

                                   ARTICLE 5
                            SUPPLY AND MANUFACTURE

     5.1.  Preclinical and Phase I Clinical Supply of API.  Within ninety (90)
           ----------------------------------------------
days after the Effective Date, the Parties shall negotiate the terms of supply for preclinical and Phase I clinical supply of API (the "Phase I Supply Agreement"). The Phase I Supply Agreement will include, but not be limited to terms covering the, quality, specifications, quantity (which at a minimum shall be ** (**) ** of research grade API and ** (**) ** of GMP grade API), payment, batch failure, change control, regulatory/audits, audit rights for GSK consistent with the rights granted to Unigene in Section 3.14, information related to manufacture of API, QA release and testing and shipping requirements. All supply of API under the Phase I Supply Agreement shall be at **. For avoidance of doubt, GSK shall be responsible for conversion of API into Licensed Product for use in preclinical work and in Phase I.

     5.2.  Additional API Supply.  At the appropriate time, the Parties shall
           ---------------------
negotiate in good faith the terms of supply for API for further GSK clinical development or commercialization of Licensed Product, such terms to include a supply price for API set at **. Notwithstanding this Section 5.2, GSK shall reserve the right to supply its requirements of API and/or Licensed Product (which Licensed Product can be supplied either alone or from a contract manufacturer, subject to Section 2.1.2(b)) in order to develop and commercialize Licensed Product for GSK and/or its Affiliates and sublicensees.

     5.3.  Transfer of Manufacturing Technology from Unigene.  At the
           -------------------------------------------------
appropriate time, the Parties shall coordinate the transfer of manufacturing technology not previously transferred pursuant to Section 4.5 to enable GSK to procure its own supply of API and/or Licensed Product. The Unigene FTEs required for the transfer of manufacturing technology are outlined in the Work Plan and shall be included in the Project Team in accordance with Section 4.4

                                   ARTICLE 6
                             INTELLECTUAL PROPERTY

     6.1.  Ownership of Inventions.
           -----------------------

           6.1.1.  Inventions.  With respect to inventions and intellectual
                   ----------
property relating to Licensed Product or work performed under this Agreement arising during the Term: (i) title to all inventions and intellectual property made solely by Unigene employees or its agents without inventive contribution by GSK employees or its agents shall be owned by Unigene (each, a "Unigene Invention"); (ii) title to all inventions and intellectual property made solely by GSK employees or its agents hereunder without inventive contribution by Unigene employees or its agents shall be owned by GSK (each, an "GSK Invention"); and (iii) title to all inventions and intellectual property made jointly by employees or the agents of GSK and Unigene (each a "Joint Invention") shall be jointly owned by Unigene and GSK.

           6.1.2.  Inventorship.  Inventorship and rights of ownership of
                   ------------
inventions and other intellectual property rights conceived and/or reduced to practice in connection with the development activities hereunder shall be determined in accordance with the patent laws of the United States. It is understood that (i) except with respect to the rights granted and reserved pursuant to Section 6.2 and (ii) as to all Joint Inventions other than JOINT Patent RIGHTS in the Field which are subject to the license granted in Section
2.1 and for the duration of such license, neither Party shall have any obligation to account to the other for profits, or to obtain any approval of the other Party to license, assign, mortgage or exploit a Joint Invention by reason of joint ownership of any such intellectual property, and may otherwise undertake all activities a sole owner might undertake with respect to such inventions without the consent and without accounting to the other joint owner, except as otherwise provided in this Agreement or as the Parties may otherwise agree in writing.

     6.2.  License to Unigene.
           ------------------

           6.2.1. GSK hereby grants to Unigene an exclusive (even as to GSK), world wide, perpetual, irrevocable license, with the right to grant sublicenses, under GSK Inventions and GSK's interest in Joint Inventions developed with the use of Unigene Know-How (other than Unigene Inventions) and which GSK Inventions and Joint Inventions constitute improvements, modifications and/or enhancements of such Unigene Know-How ("Dependent GSK Improvements") for all purposes, including, but not limited to, making, having made, using, selling, offering to sell, developing, marketing, and distributing drug product, all subject to the reservation of rights in Section 6.2.2, and the license grants in Section 2.1.

           6.2.2. Notwithstanding anything in this Article 6 to the contrary, and subject to the licenses granted in Section 2.1, GSK reserves the right, under all Dependent GSK Improvements and otherwise under all GSK Inventions and GSK's interest in Joint Inventions, to make, have made, use, sell, offer for sale and import Licensed Products in the Territory in the Field. The Parties further agree that upon GSK's request that the Parties enter into good faith negotiations regarding the grant of royalty-bearing rights back to GSK under the GSK Inventions and GSK's interest in Joint Inventions to commercialize drug product other than Licensed Product in the Territory in the Field, in the event Unigene has not granted, or is not presently in discussions regarding the grant of, such rights to a Third Party, the Parties shall enter into such negotiations which shall recognize the contributions of each Party to such invention.

     6.3.  Disclosure of Unigene Patent Rights.  Unigene warrants and represents
           -----------------------------------
that it has disclosed to GSK the complete texts of all patent applications filed by Unigene as of the Effective Date which relate to Licensed Product as well as all information received as of the Effective Date concerning the institution or possible institution of any interference, opposition, re-examination, reissue, revocation, nullification or any official proceeding involving a Unigene Patent Right anywhere in the Territory. Unigene further warrants and represents that it will disclose to GSK the complete texts of all patent applications filed by Unigene after the Effective Date which relate to Licensed Product as well as all information received after the Effective Date concerning the institution or possible institution of any interference, opposition, re-examination, reissue, revocation, nullification or any official proceeding involving a Unigene Patent Right anywhere in the Territory. GSK shall have the right to review all such pending applications and other proceedings and make recommendations to Unigene concerning them and their conduct. Unigene agrees to keep GSK promptly and fully informed of the course of patent prosecution or other proceedings by means that include providing GSK with copies of substantive communications, search reports and Third Party observations submitted to or received from patent offices throughout the Territory. GSK shall provide such patent consultation to Unigene at no cost to Unigene and shall treat all information disclosed to it under this Section as confidential and subject to the provisions of this Agreement.

     6.4.  Filing, Prosecution, Maintenance.  Each Party shall promptly notify
           --------------------------------
the other, and each shall likewise inform the JDC on at least a quarterly basis, upon the making, conceiving or reducing to practice of any intellectual property, invention or discovery referred to in Section 6.1.1. With respect to any such invention:

           (a) GSK shall have the first right, using in-house or outside legal counsel selected at GSK's sole discretion, to prepare, file, prosecute, maintain and extend patent applications and patents concerning all such inventions and discoveries owned in whole by GSK or jointly by GSK and Unigene in countries of GSK's choice throughout the Territory with appropriate credit to Unigene representatives, including the naming of such Parties as inventors where appropriate and in accordance with the relevant legal requirements, for which GSK shall bear the costs relating to such activities which occur at GSK's request or direction. GSK shall solicit Unigene's advice and review of the nature and text of any such patent applications to the extent such are related to Licensed Products and important prosecution matters related thereto in reasonably sufficient time prior to filing thereof, and GSK shall take into account Unigene's reasonable comments related thereto.

          (b) Unigene shall have the first right, using in-house or outside legal counsel selected at Unigene's sole discretion, to prepare, file, prosecute, maintain and extend patent applications and patents concerning all such inventions and discoveries owned in whole by Unigene, as well as all other Unigene Patent Rights, in countries of Unigene's choice throughout the Territory, for which Unigene shall bear the costs. Unigene shall solicit GSK's advice and review of the nature and text of such patent applications to the extent such are related to Licensed Products and important prosecution matters related thereto in reasonably sufficient time prior to filing thereof, and Unigene shall take into account GSK's reasonable comments related thereto.

          (c) If GSK, prior or subsequent to filing patent applications on any GSK Inventions or a Joint Invention in the Territory elects not to file, prosecute or maintain such patent applications or ensuing patents or claims encompassed by such patent applications or ensuing patents in any country of the Territory, as the case may be, GSK shall give Unigene notice thereof within a reasonable period prior to allowing such patent applications or patents or such claims encompassed by such patent applications or patents to lapse or become abandoned or unenforceable, and Unigene shall thereafter have the right, at its sole expense, to prepare, file, prosecute and maintain patent applications and patents or divisional applications related to such claims encompassed by such patent applications or patents concerning all such inventions and discoveries in countries of its choice throughout the world.

          (d) If Unigene, prior or subsequent to filing patent applications on any Unigene Patent Rights including Unigene Inventions which are owned in whole by Unigene and Unigene elects not to file, prosecute or maintain such patent applications or ensuing patents or claims encompassed by such patent applications or ensuing patents in any country of the Territory, Unigene shall give GSK notice thereof within a reasonable period prior to allowing such patent applications or patents or such claims encompassed by such patent applications or patents to lapse or become abandoned or unenforceable, and GSK shall thereafter have the right, at its sole expense, to prepare, file, prosecute and maintain patent applications and patents or divisional applications related to such claims encompassed by such patent applications or patents concerning all such inventions and discoveries in countries of its choice throughout the world.

          (e) The Party filing patent applications for jointly owned inventions and discoveries shall do so in the name of and on behalf of both GSK and Unigene. Each of Unigene and GSK shall hold all information it presently knows or acquires under this Section that is related to all such patents and patent applications as confidential subject to the provisions of this Agreement.

          (f) Each Party shall cooperate with the other as reasonably requested to effect the provisions of this Section 6.4.

     6.5.  Enforcement.
           -----------

           6.5.1. Unigene Patent Rights.  Subject to Section 6.5.2 below, in the
                  ---------------------
event that a Party learns that any Unigene Patent Rights necessary for the manufacture, use and/or sale of a Licensed Product are infringed or misappropriated by activities in the Field related to Licensed Product by a Third Party in any country in the Territory, or is subject to a declaratory judgment action arising from such infringement in such country, such Party shall promptly notify the other Party hereto. GSK shall have the initial right (but not the obligation) to enforce such Unigene Patent Rights, or defend any declaratory judgment action with respect thereto, at its expense, and to use Unigene's name in connection therewith; provided that such use without Unigene's written consent may only occur where required by law for GSK to bring such action. In the event that GSK fails to initiate a suit to enforce such Unigene Patent Rights against such a Third Party in any jurisdiction in the Territory within ninety (90) days after notification of such infringement, Unigene may initiate such suit in the name of the Unigene with regard to the applicable Unigene Patent RightS against such infringement, at the expense of Unigene, and to use GSK's name in connection therewith. The Party involved in any such claim, suit or proceeding (the "Enforcing Party"), shall keep the other Party hereto reasonably informed of the progress of any such claim, suit or proceeding. Unigene and GSK shall recover their respective actual out-of-pocket expenses, or equitable proportions thereof, associated with any litigation or settlement thereof from any recovery made by any Party. Any excess amount shall be distributed between the Enforcing Party and the other party in the ratio equivalent to the profit GSK derives from Licensed Product in the Territory relative to the royalty Unigene derives from Licensed Product in the Territory, with the Enforcing Party receiving the larger proportion of the excess amount, provided that in no event shall a Party receive a proportion of the excess amount less than the proportion of the total out-of-pocket expenses paid by such Party.

           6.5.2. Jointly Owned Patents.  Notwithstanding Section 6.5.1 above,
                  ---------------------
in the event that any patent that is jointly owned by Unigene and GSK under
Section 6.1 of this Agreement is infringed or misappropriated by a Third Party, GSK and Unigene shall discuss whether, and, if so, how, to enforce such jointly owned patent or defend such jointly owned patent in an infringement action, declaratory judgment or other proceeding. In the event only one Party wishes to participate in such proceeding, it shall have the right to proceed alone, at its expense, and may retain any recovery; provided, at the request and expense of the participating Party, the other Party agrees to cooperate and join in any proceedings in the event that a Third Party asserts that the co-owner of such Joint Invention is necessary or indispensable to such proceedings.

     6.6.  Infringement Claims.  If the manufacture, sale or use of any Licensed
           -------------------
Product in the Territory pursuant to this Agreement results in any claim, suit or proceeding alleging patent infringement against Unigene or GSK, such Party shall promptly notify the other Party hereto. If GSK is not named as a Party in such a claim, suit or proceeding, GSK may, at its own expense and through counsel of its own choice, seek leave to intervene in such claim, suit or proceeding. Unigene agrees not to oppose such intervention. If GSK, and not Unigene, is named as a Party to such claim, suit or proceeding, GSK shall have the right to control the defense and settlement of such claim, suit or proceeding, at its own expense, using counsel of its own choice, however Unigene, at its own expense and through counsel of its own choice, may seek to intervene if the claim, suit or proceeding relates to the commercialization of the Licensed Product in the Field, and in such event, GSK agrees not to oppose such intervention. If GSK is named as a Party and Unigene shall, at any time, tender its defense to GSK, then GSK shall defend Unigene in such claim, suit or proceeding, at GSK's own expense and through counsel of its own choice, and GSK shall control the defense and settlement of any such claim, suit or proceeding; provided, GSK shall not enter into any agreement which (i) extends or purports to exercise GSK's rights under Unigene's Licensed Technology beyond the rights granted pursuant to this Agreement, (ii) makes any admission regarding (a) wrongdoing on the part of Unigene, or (b) the invalidity, unenforceability or absence of infringement of any Unigene Patent Rights or patent claiming a Joint Invention, without the prior written consent of Unigene, which consent shall not be unreasonably withheld. The Parties shall cooperate with each other in connection with any such claim, suit or proceeding and shall keep each other reasonably informed of all material developments in connection with any such claim, suit or proceeding. Nothing in this Section 6.5 shall limit or modify the provisions of Article 9, which may apply to such infringement claims as discussed herein.

     6.7.  Litigation Activities Update.  The Parties shall keep one another
           ----------------------------
informed of the status of and of their respective activities regarding any litigation or settlement thereof concerning Licensed Product, provided however that no settlement or consent judgment or other voluntary final disposition of any suit defended or action brought by a Party pursuant to this Article 6 may be entered into without the written consent of the other Party, which consent shall not be unreasonably withheld or delayed.

     6.8.  GSK's Extensions of Unigene Patent Rights, Pipeline Protection and
           ------------------------------------------------------------------
Supplementary Patent Certificates ("SPCs")
------------------------------------------

           6.8.1. Patent Extensions.  GSK shall have the right but not the
                  -----------------
obligation to seek extensions of the terms of Unigene Patent Rights. At GSK's request, Unigene shall either authorize GSK to act as Unigene's agent for the purpose of making any application for any extensions of the term of Unigene Patent Rights and provide reasonable assistance therefor to GSK or shall diligently seek to obtain such extensions, in either event, at GSK's expense.

           6.8.2. SPCs. At GSK's request and expense, Unigene shall seek to
                  ----
obtain SPCs based on Unigene Patent Rights or authorize GSK to obtain SPCs based on Unigene Patent RightS on Unigene's behalf. Where GSK holds a relevant Marketing Authorization, GSK shall at its sole discretion provide to Unigene a copy of said Marketing Authorization and any information necessary for the purpose of obtaining an SPC based on a Unigene Patent Right.

           6.8.3. Pipeline Protection  At GSK's request and expense, Unigene
                  -------------------
shall cooperate with GSK to obtain "pipeline" protection for Unigene Patent RightS which may be available under the patent laws of countries in the Territory in which the patent laws thereof are amended to provide improved protection for Licensed Product.

           ** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     6.9.  Unigene's Additional Patent Protection.  Notwithstanding Sections
           --------------------------------------
6.8.1 and 6.8.2, Unigene shall have the right, but not the obligation, to seek extensions of the terms of Unigene Patent Rights and to seek to obtain SPCs based on Unigene Patent Rights at its own expense. At Unigene's request, GSK shall provide to Unigene a copy of any requested NDA or MAA where GSK holds such NDA or MAA, and any information necessary for the purpose of seeking such extensions of Unigene Patent Rights and obtaining SPCs.

     6.10. Trademarks.  GSK, its Affiliates, and its sublicensees shall have the
           ----------
right to market Licensed Product under their own labels, tradenames, and trademark(s) (collectively, the "GSK Marks") and GSK shall solely own such trademarks, labels and tradenames. GSK shall be responsible for the selection of all GSK Marks that it employs in connection with Licensed Product in the Territory and shall own and control such GSK Marks and retain ownership upon termination or expiration of this Agreement, except as provided in Section
10.5.6. GSK shall be responsible for filing, registering and maintaining all GSK Marks throughout the Territory.

                                   ARTICLE 7
                        REPRESENTATIONS AND WARRANTIES

     7.1.  Warranties.
           ----------

           7.1.1. Unigene.  Unigene warrants and represents to GSK that:
                  -------

     (i) as of the Effective Date, and except as otherwise disclosed to GSK, it has full Control of the Licensed Technology to grant the rights and licenses granted hereunder, and that it otherwise has the full right and authority to enter into this Agreement;

     (ii) as of the Effective Date, there are no existing or threatened actions, suits or claims pending against it with respect to the Licensed Technology or its right to enter into and perform its obligations under this Agreement;

     (iii) as of the Effective Date, it has not granted, and will not grant during the Term of this Agreement, any right, license or interest in or to the Licensed Technology that is in conflict with the rights or licenses granted under this Agreement, nor as of the Effective Date, has it encumbered any Unigene Know-How and/or Unigene Patent RightS, except as set forth on Appendix D, attached hereto and incorporated herein;

     (iv) there is nothing in any Third Party agreement Unigene has entered into as of the Effective Date, and, with respect to the ** License Agreement and the ** License Agreement, after the Effective Date, which, in any way, will limit Unigene's ability to perform all of the obligations undertaken by Unigene hereunder, and that it will not enter into any agreement after the Effective Date under which Unigene would incur any such limitations;

            ** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


     (v) as of the Effective Date, and subject to its obligation to grant a sublicense to GSK to ** IP and the ** Patent, it has no knowledge from which it concludes that the Unigene Patent Rights are invalid or that their exercise would infringe patent rights of Third Parties, and it has no knowledge, as of the Effective Date, from which it concludes that the process by which it manufactures API or Licensed Product, or anticipated components thereof, and all intermediates of such process, would infringe patent rights of Third Parties in any country in which the API or Licensed Product, or anticipated components thereof, is produced as well as in all countries of the Territory;

     (vi) as of the Effective Date, other than with respect to a certain preclinical study performed by a Third Party which compared the activity of various PTH molecules completed within the last six (6) months, which study Unigene has disclosed to GSK, Unigene has not intentionally omitted to furnish GSK with any information requested by GSK, nor intentionally concealed from GSK, any information in its possession concerning PTH or Licensed Product, or anticipated components thereof, or the transactions contemplated by this Agreement, which would be material to GSK's decision to enter into this Agreement and to undertake the commitments and obligations set forth herein;

     (vii) it has not intentionally concealed from GSK the existence of any pre-clinical or clinical data or information concerning PTH or the Licensed Product, or anticipated components thereof, which suggests that there may exist quality, toxicity, safety and/or efficacy concerns which may materially impair the utility and/or safety of PTH or the Licensed Product, or anticipated components thereof;

     (viii) it will perform all of its obligations under the ** License Agreement and ** License Agreement, will maintain such agreements in full force and effect, and will not terminate or amend the ** License Agreement and ** License Agreement without GSK's written approval; and

            7.1.2.  GSK.  GSK warrants and represents to Unigene that:
                    ---

     (i) as of the Effective Date, it has the full right and authority to enter into this Agreement;

     (ii) as of the Effective Date, there are no existing or threatened actions, suits or claims pending against it with respect to its right to enter into and perform its obligations under this Agreement;

     (iii) as of the Effective Date, it has not granted, and it will not grant during the Term of this Agreement, any right, license or interest in or to the Licensed Technology, GSK Patent Rights, GSK Know-How, Joint Patent Rights, and/or Joint

            ** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


            Inventions which is in conflict with the rights or licenses granted to Unigene under this Agreement;

     (iv) there is nothing in any Third Party agreement GSK has entered into as of the Effective Date, which, in any way, will limit GSK's ability to perform all of the obligations undertaken by GSK hereunder, and that it will not enter into any agreement after the Effective Date under which GSK would incur any such limitations;

     (v) as of the Effective Date, to the best of its knowledge, it has no knowledge of any matter which would allow GSK to terminate the Agreement pursuant to Article 10.4, nor has it intentionally omitted to furnish Unigene with any information requested by GSK, nor has it intentionally concealed from Unigene any information in its possession concerning PTH or Licensed Product, or anticipated components thereof, or the transactions contemplated by this Agreement, which would be material to Unigene's decision to enter into this Agreement and to undertake the commitments and obligations set forth herein; and

     (vi) it is not a party to any agreement or arrangement with any Third Party or under any obligation or restriction which in any way limits or conflicts with its ability to fulfill any of its obligations under this Agreement, and shall not enter into any such agreement or arrangement during the Term of this Agreement.

     7.2.   Covenant of Unigene Regarding ** and **. Unigene covenants that it
            ---------------------------------------
shall use its reasonable best efforts to execute the ** and **.

     7.3.   Limits on Competition.  Each Party warrants and represents to the
            ---------------------
other that, during the Term, it will not enter into any agreement with any Third Party relating to the development of a drug product for oral administration containing or incorporating PTH. In the event that GSK is considering the development of a drug product other than Licensed Product, using the identical PTH molecule as is used in a License Product, before GSK begins development, GSK will provide notice to Unigene of the contemplated development, and the parties shall enter into good faith discussions regarding the development of such product, and the use of Unigene technology therein. This Section 7.3 does not limit in any way the scope or exclusivity of the license grants in Section 2.

                                  ARTICLE 8
                  CONFIDENTIALITY AND EXCHANGE OF INFORMATION

     8.1.  Confidential Information.  Except as expressly provided herein, the
           ------------------------
Parties agree that, for the Term of this Agreement and for five (5) years thereafter, the receiving Party shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement any Confidential Information furnished to it by the disclosing Party hereto pursuant to this Agreement, except that to the extent that it can be established by the receiving Party by competent proof that such Confidential Information:

           (1) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure;

           (2) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party;

           (3) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement;

           (4) was independently developed by the receiving Party without reference to any information or materials disclosed by the disclosing Party; or

           (5) was subsequently disclosed to the receiving Party by a person other than a Party without breach of any legal obligation to the disclosing Party.

     8.2.  Permitted Disclosures.  Each Party hereto may disclose the other's
           ---------------------
Confidential Information to the extent such disclosure is reasonably necessary in connection with the conduct of the development activities to be conducted hereunder, in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations or otherwise submitting information to tax or other governmental authorities, conducting clinical trials, or making a permitted sublicense or otherwise exercising its rights hereunder, provided that if a Party is required to make any such disclosure of another Party's Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the latter Party of such disclosure and, save to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise).

     8.3.  Public Announcements.   No public announcement or other disclosure to
           --------------------
Third Parties concerning the existence of, terms, or subject matter of this Agreement shall be made, either directly or indirectly, by any Party to this Agreement, except as may be legally required or as may be required for recording purposed, without first obtaining the approval of the other Party and agreement upon the nature and text of such announcement or disclosure. The Party desiring to make any such public announcement or other disclosure (including those which are legally required or may be required for recording purposes) shall inform the other Party of the proposed announcement or disclosure in reasonably sufficient time prior to public release, which shall be at least five (5) business days prior to release of such proposed announcement or disclosure, and shall provide the other Party with a written copy thereof, in order to allow such other Party to comment upon such announcement or disclosure. Each Party agrees that it shall cooperate fully with the other with respect to all disclosures regarding this Agreement to the Securities Exchange Commission and any other governmental or regulatory agencies, including requests for confidential treatment of proprietary information of either Party included in any such disclosure. Notwithstanding the foregoing, the Parties shall agree upon a press release to announce the execution of this Agreement, together with a corresponding Q&A outline for use in responding to inquiries about the Agreement; thereafter, Unigene and GSK may each disclose to Third Parties the information contained in such press release and Q&A without the need for further approval by the other.

     8.4.  Publications.  Nothing herein shall be construed to prevent GSK from
           ------------
disclosing any information received from Unigene hereunder to an Affiliate, sublicensee, distributor, Third Party research or clinical contractor of GSK, provided, in the case of a sublicensee, distributor or Third Party research or clinical contractor of GSK, such sublicensee, distributor, or Third Party research or clinical contractor of GSK has undertaken a similar obligation of confidentiality with respect to the Confidential Information. Neither Party shall not submit for written or oral publication any manuscript, abstract or the like which includes data or other information pertaining to Licensed Product without first obtaining the prior written consent of the other Party, which consent shall not be unreasonably withheld, and shall be promptly given or refused.

     8.5.  Bankruptcy.  All Confidential Information disclosed by one Party to
           ----------
the other shall remain the intellectual property of the disclosing Party. In the event that a court or other legal or administrative tribunal, directly or through an appointed master, trustee or receiver, assumes partial or complete control over the assets of a Party to this Agreement based on the insolvency or bankruptcy of such Party, the bankrupt or insolvent Party shall promptly notify the court or other tribunal (i) that Confidential Information received from the other Party under this Agreement remains the property of the other Party, and
(ii) of the confidentiality obligations under this Agreement. In addition, the bankrupt or insolvent party shall, to the extent permitted by law, take all steps necessary or desirable to maintain the confidentiality of the other party's Confidential Information and to ensure that the court, other tribunal or appointee maintains such information in confidence in accordance with the terms of this Agreement.

                                   ARTICLE 9
                                INDEMNIFICATION

     9.1.  Indemnification of GSK.  Unigene shall indemnify and hold harmless
           ----------------------
GSK and its Affiliates, and their respective directors, officers, employees, agents and counsel, and the successors and assigns of the foregoing (the "GSK Indemnitees"), from and against any and all liabilities, damages, losses, costs or expenses (including reasonable attorneys' and professional fees and other expenses of litigation and/or arbitration) resulting from a claim, suit or proceeding brought by a Third Party against a GSK Indemnitee, arising from or occurring as a result of:
(i) the failure of API manufactured and supplied by Unigene to meet on delivery the Specifications agreed by the Parties, or (ii) the failure by Unigene to obtain or maintain rights under Unigene Patent Rights sufficient to grant GSK an exclusive license in accordance with Article 2 of this Agreement; or (iii) Unigene's material breach of any representation or warranty set forth in Section 7.1.1, except, in each case, to the extent caused by the negligence or willful misconduct of GSK or to the extent that GSK is obligated to indemnify Unigene under Section 9.2 below. It is understood that the foregoing indemnity under
Section 9.1 shall not include any lost profits or consequential damages.

     9.2.  Indemnification of Unigene.  GSK and its Affiliates and sublicensees
           --------------------------
shall indemnify and hold harmless Unigene and its Affiliates and their respective directors, officers, employees, agents and counsel and the successors and assigns of the foregoing (the "Unigene Indemnitees"), from and against any and all liabilities, damages, costs or expenses (including reasonable attorneys' and professional fees and other expenses of litigation and/or arbitration) resulting from a claim, suit or proceeding brought by a Third Party against a Unigene Indemnitee, arising from or occurring as a result of: (i) the conduct of clinical trials and development activities hereunder by GSK or its Affiliates or sublicensees, or (ii) the development, manufacture, marketing and/or commercialization of any Licensed Product by GSK or its Affiliates or sublicensees (including without limitation, Licensed Product liability claims); or (iii) GSK's material breach of any representation or warranty set forth in
Section 7.1.2 except, in each case, to the extent caused by the negligence or willful misconduct of Unigene or to the extent that Unigene is obligated to indemnify GSK under Section 9.1. It is understood that the foregoing indemnity under Section 9.2 shall not include any lost profits or consequential damages.

     9.3.  Procedure.  A Party (the "Indemnitee") that intends to claim
           ---------
indemnification under this Article 9 shall promptly notify the other Party (the "Indemnitor") in writing of any loss, claim, damage, liability or action in respect of which the Indemnitee or any of its Affiliates, sublicensees or their directors, officers, employees, agents or counsel intend to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume the defense thereof with counsel mutually satisfactory to the Parties. The indemnity agreement in this
Article 9 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is made without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 9. At the Indemnitor's request, the Indemnitee under this Article 9, and its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives in the investigation and defense of any action, claim or liability covered by this indemnification and provide full information with respect thereto.

              **Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  ARTICLE 10
                             TERM AND TERMINATION

     10.1.    Term and Early Termination by GSK. This Agreement shall be
              ---------------------------------
effective as of the Effective Date. If Unigene fails to **, GSK, in its sole discretion, may, by written notice to Unigene, immediately terminate this Agreement. After the Effective Date, unless this Agreement is otherwise terminated earlier pursuant to this Section 10.1 or pursuant to the other provisions of this Article 10, this Agreement shall continue in full force and effect on a Licensed Product-by-Licensed Product and country-by-country basis until the date GSK and its Affiliates and sublicensees have no remaining royalty obligations in such country in accordance with Sections 10.1.1, 10.1.2 and 10.1.3.

     10.1.1.  Royalty Expiration where Valid Claim Exists. obligations under
              -------------------------------------------
Section 3.4 in each country of the Territory shall expire upon the expiration or invalidation of the last remaining issued Unigene Formulation Patent Right in such country, which claims the Licensed Product sold. Expiration of GSK's royalty obligations under Section 3.4 for a particular Licensed Product under this provision shall not preclude GSK from continuing to market such Licensed Product and to use Unigene Patent Rights and Unigene Know-How in such country without further royalty payments or any other remuneration to Unigene, except to the extent that Section 3.5 is still applicable to the Net Sales of the particular Licensed Product in the particular country.

     10.1.2.  Royalty Expiration where No Valid Claim Exists. Royalty
              ----------------------------------------------
obligations under Section 3.5 in each country shall expire upon the ** (**) anniversary of the date of First Commercial Sale in such country. Expiration of GSK's royalty obligations for a particular Licensed Product under this provision shall not preclude GSK from continuing to market such Licensed Product and to use Unigene Know-How in such country without further royalty payments or any other remuneration to Unigene.

     10.1.3.  Royalty Expiration. Upon expiration of GSK's royalty obligations
              ------------------
under Sections 10.1.1 and 10.1.2, GSK shall have a fully paid up, royalty free, perpetual, irrevocable, non-exclusive, world wide license, with the right to sublicense subject to this Section 10.1.3, and GSK shall be free to make, have made, use and sell Licensed Product and to use Unigene Know-How in the Territory, without further royalty payments or any other remuneration to Unigene. GSK's right to sublicense as to making and having made API shall be subject to Section 2.1 for any new subcontracts to manufacture API or PTH entered into by GSK after expiration of GSK's royalty obligations under Sections
10.1.1 and 10.1.2., but only with respect to a Third Party with which GSK had not subcontracted prior to the expiration of its royalty obligations, which Third Party shall continue to be subject to confidentiality obligations no less stringent than those set forth in Article 8.

     10.2. Termination for Material Breach.  Either Party may terminate this
           -------------------------------
Agreement in the event the other Party has materially breached or defaulted in the performance of any of its obligations hereunder, and if such default is not corrected within sixty (60) days after receiving written notice from the other Party with respect to such default, such other Party shall have the right to terminate this Agreement by giving written notice to the Party in default, provided the notice of termination is given within one (1) year of when the Party giving notice knew or should have known of the default and prior to correction of the default; provided that the time period for providing such notice of termination shall be extended for so long as the Parties are engaged in good faith negotiations to resolve the situation. Notwithstanding the above, in the case of a failure of GSK to pay any royalty due hereunder, the period for cure of any such failure to pay following notice from Unigene thereof shall be thirty (30) days and, unless payment is made by GSK within such period or unless GSK has notified Unigene that a good faith dispute exists regarding GSK's failure to pay, the termination shall become effective at the end of such thirty
(30) day period.

     10.3. Termination for Insolvency; Retention of License.  If voluntary or
           ------------------------------------------------
involuntary proceedings by or against a Party are instituted in bankruptcy under any insolvency law, or a receiver or custodian is appointed for such Party, or proceedings are instituted by or against such Party for corporate reorganization or the dissolution of such Party, which proceedings, if involuntary, shall not have been dismissed within sixty (60) days after the date of filing, or if such Party makes an assignment for the benefit of creditors, or substantially all of the assets of such Party are seized or attached and not released within sixty
(60) days thereafter, the other Party may immediately terminate this Agreement effective upon notice of such termination. Notwithstanding the bankruptcy of a Party, or the impairment of performance by a Party of its obligations under this Agreement as a result of bankruptcy or insolvency of such Party, and subject to such Party's rights to terminate this Agreement for reasons other than bankruptcy or insolvency as expressly provided in this Agreement, the other Party shall be entitled to retain the licenses under the terms and conditions granted herein.

     10.4. Termination by GSK.  At any time after one (1) year after the
           ------------------
Effective Date, GSK may terminate this Agreement in its sole discretion on a country-by-country basis, or in its entirety, by giving Unigene at least ninety
(90) days written notice (with such written notice to include a reasonably detailed explanation of the reasons for the termination, including the applicable provision of this Section 10.4 and the supporting evidence therefore) thereof at any time for any of the reasons set forth below based on a reasonable determination by GSK, using the same standards GSK would use in assessing whether or not to continue development or commercialization of a product of its own making in its own portfolio, that:

     (i)   the Licensed Product has:

           (1) safety concerns which do not justify continued development or commercialization, would significantly disadvantage the Licensed Product with respect to other compounds or products and/or would significantly reduce the value of the opportunity, all in GSK's reasonable business determination; or

           (2) efficacy concerns which do not justify continued development or commercialization, or would significantly disadvantage the Licensed Product with respect to other compounds or products and/or would significantly reduce the value of the opportunity, all in GSK's reasonable business determination; or

           (3) substantial difficulty in meeting developmental timelines; or

           (4) substantial increases in development costs from current projections;

     (ii) the cost of goods for commercial supply of Licensed Product would significantly reduce the value of the opportunity;

     (iii) changes to the osteoporosis market and/or the competitive environment reduce the sales forecast below a commercially viable threshold normally applied by GSK within its own portfolio;

     (iv) government, regulatory or another recognized institution imposes a new law or requirement, or establishes guidelines or a pattern of practice, which means:

           (1) the continued development or commercialization of the Licensed Product violates such a law or requirement, or

           (2) the value of the opportunity is significantly reduced, or

           (3) the pricing and/or reimbursement environment has changed in such a way as to significantly reduce the projected value of the opportunity, or

           (4) a condition in (i) or (iii) above becomes applicable.

     10.5. General Effect of Termination.
           -----------------------------

           10.5.1.  Accrued Obligations.  Termination of this Agreement for any
                    -------------------
reason shall not release any Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination, nor preclude either Party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to such termination.

           10.5.2.  Return of Materials.  Upon any termination of this
                    -------------------
Agreement, GSK and Unigene shall promptly return to the other Party all materials and tangible Confidential Information received from the other Party (except one copy of which may be retained by legal counsel for archival purposes).

           10.5.3.  Stock on Hand.  In the event this Agreement is terminated
                    -------------
for any reason after commencement of commercial sales of Licensed Product by GSK and/or its Affiliates and sublicensees, GSK and its Affiliates and sublicensees shall have the right to sell (as to Licensed Product only) or otherwise dispose of the stock of any API, PTH and Licensed Products then on hand for a period of six (6) months after the date of termination, subject to
Article 3 and the other applicable terms of this Agreement, including, but not limited to, royalty obligations.

     10.6. Licenses.  In the event of termination by GSK pursuant to Section
           --------
10.1, 10.3 or 10.4 or termination by Unigene under Section 10.2 due to GSK's material breach, the licenses granted to GSK under Section 2.1 shall terminate. In the event of termination by GSK pursuant to Section 10.2 due to Unigene's material breach, all licenses granted by Unigene to GSK under Section 2.1 shall survive and continue in full force, and GSK shall be obligated to continue to make payments under Article 3 to Unigene to the extent GSK continues to develop, use, market, sell or import PTH or Licensed Product in the Field in the Territory. In the event of termination by GSK under Section 10.4, or by Unigene under Section 10.2 or Section 10.4, the licenses granted by GSK to Unigene under
Section 2.3 shall take effect.

           10.6.1.  Regulatory Filings/Approvals.  In the event of termination
                    ----------------------------
by GSK pursuant to Section 10.4, or by Unigene pursuant to Section 10.2 or 10.3, GSK shall ensure that all regulatory filings and approvals relating to the Licensed Product are assigned to Unigene (to the extent legally permissible in the relevant country) within a reasonable time after any termination of GSK's rights under this Agreement. Any costs incurred by GSK for such assignment or transfer shall be at GSK's expense. In the event that no such assignment and/or transfer pursuant to this Section may legally be made, then GSK shall surrender such regulatory approvals or applications for cancellation. To the extent that such are related to Licensed Product, all such data, files, materials, information, filings and approvals shall thereafter be deemed to be Unigene's Confidential Information and subject to the confidentiality provisions of this Agreement, and shall be transferred to the possession of Unigene.

           10.6.2.  Trademarks.  In the event of termination by GSK pursuant to
                    ----------
Section 10.3 or 10.4, or by Unigene pursuant to Section 10.2 of 10.3, the parties shall negotiate in good faith for an assignment by GSK of GSK Marks which have been used commercially at or prior to said time and are specifically related to Licensed Product to Unigene (to the extent legally permissible in the relevant country) within a reasonable time after any termination of GSK's rights under this Agreement. In the event of termination by Unigene pursuant to Section 10.2, GSK shall assign the GSK Marks specifically related to Licensed Product to Unigene within a reasonable time after termination of GSK's rights under this Agreement at no cost or expense to Unigene.

     10.7. Bankruptcy Provisions.  All rights and distribution rights granted
           ---------------------
under or pursuant to the Agreement by Unigene to GSK are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(52) of the U.S. Bankruptcy Code. The Parties agree that GSK, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code, subject to performance by GSK of its preexisting obligations under the Agreement. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against Unigene under the U.S. Bankruptcy Code, GSK shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, shall be promptly delivered to GSK (a) upon any such commencement of a bankruptcy proceeding upon written request therefore by GSK, unless Unigene elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, upon the rejection of this Agreement by or on behalf of Unigene upon written request therefore by GSK, provided, however, that upon Unigene's (or its successor's) written notification to GSK that it is again willing and able to perform all of its obligations under this Agreement, Unigene shall promptly return all such tangible materials to GSK, but only to the extent that Unigene does not require continued access to such materials to enable GSK to perform its obligations under this Agreement.

     10.8. Survival.  Sections 2.4; 3.2, 3.3, 3.4, 3.5, 3.7 and 3.10 (all to the
           --------
extent owed or unpaid) 3.8 and 3.9 (both to the extent owed or unpaid, but only with respect to activities which occur during the Term), 3.11, 3.12, 3.13, 3.14; 6.1, 6.2, 6.3 (with respect to the representations and warranties therein); 6.5 and 6.6 (both only with respect to infringements which occur during the Term),
6.7 (as applied to any matters surviving under Sections 6.5 and 6.6); 7.1; 8.1 (for the time period provided therein), 8.2, 8.3, 8.5; and Articles 1, 9, 10 and 11 shall survive the expiration or termination of this Agreement for any reason. In addition, any other provision required to interpret and enforce the Parties' rights and obligations under this Agreement shall also survive, but only to the extent required for the observation and performance of the aforementioned surviving portions of this Agreement.

                                  ARTICLE 11
                                 MISCELLANEOUS

     11.1. Governing Law.  This Agreement shall be deemed to have been made in
           -------------
the Commonwealth of Pennsylvania, U.S.A., and its form, execution, validity, construction and effect shall be determined in accordance with, and any dispute arising from the performance or breach hereof shall be governed by and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without reference to conflicts of laws principles.

     11.2. Waiver.  Neither Party may waive or release any of its rights or
           ------
interests in this Agreement except in writing. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by either Party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of another condition or term

     11.3. Assignment.  This Agreement shall not be assignable by either Party
           ----------
to any Third Party without the written consent of the other Party hereto; except either Party may assign this Agreement, without such consent, to (i) an Affiliate of such Party; or (ii) an entity that acquires all or substantially all of the business or assets of such Party to which this Agreement pertains, (whether by merger, reorganization, acquisition, sale, or otherwise) and agrees in writing to be bound by the terms and conditions of this Agreement. The terms and conditions of this

                 **Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Agreement shall be binding on and inure to the benefit of the permitted successors and assigns of the Parties.

     11.4. Notices.  Any notices, requests and other communications hereunder
           -------
shall be in writing and shall be personally delivered or sent by international express delivery service, registered or certified air mail, return receipt requested, postage prepaid, or by facsimile (confirmed by prepaid registered or certified air mail letter or by international express delivery mail) (e.g., FedEx)), and shall be deemed to have been properly served to the addressee upon receipt of such written communication, to the following addresses of the Parties, or such other address as may be specified in writing to the other Parties hereto:

           if to GSK:       GlaxoSmithKline
                            709 Swedeland Road
                            King of Prussia, PA 19406
                            Attention: Senior Vice President, Business
                                          Development
                            Telephone:  **
                            Telecopy:  **

           with copies to:  GlaxoSmithKline
                            Corporate Legal Department
                            One Franklin Plaza
                            200 N. 16/th/ Street/FP 2360
                            Philadelphia, PA 19101
                            Attention:  Senior Vice President and Assistant
                                          General Counsel - R&D Legal Operations
                            Telephone:    215-751-4000
                            Telecopy:     215-751-3935

           if to Unigene:   Unigene Laboratories, Inc.
                            110 Little Falls Road
                            Fairfield, NJ 07004
                            Attention:    President
                            Telephone:    973-882-0860
                            Telecopy:     973-227-6088

           with copy to:    Dechert
                            Princeton Pike Corporate Center
                            P.O. Box 5218
                            Lawrenceville, New Jersey 08648-5218
                            For deliveries:
                            --------------
                            997 Lenox Drive
                            Building 3, Suite 210
                            Lawrenceville, New Jersey 08648-5218
                            Attention:    Allen Bloom, Esq.
                            Telephone:    **

          **Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                            Telecopy:     **

     11.5. Force Majeure.  Neither Party shall be liable to the other for
           -------------
failure or delay in the performance of any of its obligations under this Agreement for the time and to the extent such failure or delay is caused by earthquake, riot, civil commotion, terrorism, war, hostilities between nations, governmental law, order or regulation, embargo, action by the government or any agency thereof, act of God, storm, fire, accident, labor dispute or strike, sabotage, explosion or other similar or different contingencies, in each case, beyond the reasonable control of the respective Party. The Party affected by force majeure shall provide the other Party with full particulars thereof as soon as it becomes aware of the same (including its best estimate of the likely extent and duration of the interference with its activities), and will use its best endeavors to overcome the difficulties created thereby and to resume performance of its obligations as soon as practicable. If the performance of any obligation under this Agreement is delayed owing to a force majeure for any continuous period of more than six (6) months, the Parties hereto shall consult with respect to an equitable solution including the possible termination of this Agreement.

     11.6. Independent Contractors.  Nothing contained in this Agreement is
           -----------------------
intended implicitly, or is to be construed, to constitute GSK or Unigene as partners or joint venturers in the legal sense. No Party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other Party or to bind any other Party to any contract, agreement or undertaking with any Third Party.

     11.7. Other Obligations.  Except as expressly provided in this Agreement or
           -----------------
as separately agreed upon in writing between Unigene and GSK, each Party shall bear its own costs incurred in connection with the implementation of the obligations under this Agreement.

     11.8. Severability.  If any of the terms or provisions of this Agreement
           ------------
are in conflict with any applicable statute or rule of law, then such terms or provisions shall be deemed inoperative to the extent that they may conflict therewith and shall be deemed to be modified to conform with such statute or rule of law. In the event that the terms and conditions of this Agreement are materially altered as a result of the above, the Parties will renegotiate the terms and conditions of this Agreement to resolve any inequities

     11.9. Further Assurances.  At any time or from time to time on and after
           ------------------
the date of this Agreement, either Party shall at the request of the other Party
(i) deliver to the requesting Party such records, data or other documents consistent with the provisions of this Agreement, (ii) execute, and deliver or cause to be delivered, all such consents, documents or further instruments of assignment, transfer or license, and (iii) take or cause to be taken all such actions, as the requesting Party may reasonably deem necessary or desirable in order for the requesting Party to obtain the full benefits of this Agreement and the transactions contemplated hereby.

     11.10. Entire Agreement.  This Agreement constitutes the entire agreement,
            ----------------
both written or oral, with respect to the subject matter hereof, and supersedes and terminates all prior or contemporaneous understandings or agreements, whether written or oral, between GSK and Unigene with respect to such subject matter, including, but not limited to, that Confidential Disclosure Agreement dated October 18, 2001. No terms or provisions of this Agreement shall be varied or modified by any prior or subsequent statement, conduct or act of either of the Parties, except that the Parties may amend this Agreement by written instruments specifically referring to and executed in the same manner as this Agreement.

     11.11. Headings.  The captions to the Articles and Sections hereof are not
            --------
a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation.

     11.12. Counterparts.  This Agreement may be executed in any number of
            ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.






                    [THIS SECTION LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the Parties hereto have caused this License Agreement to be duly executed by their authorized representatives as of the Effective Date.


UNIGENE LABORATORIES, INC.                SMITHKLINE BEECHAM CORPORATION, a
                                          GlaxoSmithKline Company

By:  /s/ Jay Levy                        By:  /s/ J.P. Garnier
     ---------------------------------        -------------------------------
Name:  Jay Levy                          Name:  J.P. Garnier
       -------------------------------          -----------------------------
Title:  Chairman of the Board            Title:  CEO GSK
        ------------------------------           ----------------------------

**Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  APPENDIX A
                                  ----------
                             UNIGENE PATENT RIGHTS
                             ---------------------

**
------------------------------------------------------------------------------------------------------------------------------------
           **                     **                 **                 **                **                **               **
------------------------------------------------------------------------------------------------------------------------------------
           **                     **                 **                 **                **                **               **
------------------------------------------------------------------------------------------------------------------------------------
           **                     **                 **                 **                **                **               **
------------------------------------------------------------------------------------------------------------------------------------
           **                     **                 **                 **                                                   **
------------------------------------------------------------------------------------------------------------------------------------
           **                     **                 **                 **                                                   **
------------------------------------------------------------------------------------------------------------------------------------
           **                     **                 **                 **                                                   **
------------------------------------------------------------------------------------------------------------------------------------
           **                     **                 **                 **                                                   **
------------------------------------------------------------------------------------------------------------------------------------
           **                     **                 **                 **                                  **               **
------------------------------------------------------------------------------------------------------------------------------------

**Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

------------------------------------------------------------------------------------------------------------------------------------
           **                     **                  **                   **                **               **               **
------------------------------------------------------------------------------------------------------------------------------------
           **                     **                  **                   **                                                  **
------------------------------------------------------------------------------------------------------------------------------------
           **                     **                  **                   **                                                  **
------------------------------------------------------------------------------------------------------------------------------------
           **                     **                  **                   **                                                  **
------------------------------------------------------------------------------------------------------------------------------------
           **                     **                  **                   **                                                  **
------------------------------------------------------------------------------------------------------------------------------------
           **                     **                  **                   **                **               **               **
------------------------------------------------------------------------------------------------------------------------------------
           **                     **                  **                   **                                                  **
------------------------------------------------------------------------------------------------------------------------------------
           **                     **                  **                   **                                                  **
------------------------------------------------------------------------------------------------------------------------------------
           **                     **                  **                   **                                 **               **
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
           **                     **                  **                   **                **               **               **
------------------------------------------------------------------------------------------------------------------------------------

**Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


------------------------------------------------------------------------------------------------------------------------------------
          **                  **                 **                 **                     **                 **                 **
------------------------------------------------------------------------------------------------------------------------------------
          **
------------------------------------------------------------------------------------------------------------------------------------
          **
------------------------------------------------------------------------------------------------------------------------------------
          **                  **                 **                 **                                                           **
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
          **                  **                 **                 **                                                           **
------------------------------------------------------------------------------------------------------------------------------------
          **                  **                 **                 **                                                           **
------------------------------------------------------------------------------------------------------------------------------------
          **                  **                 **                 **                                                           **
------------------------------------------------------------------------------------------------------------------------------------

**Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

------------------------------------------------------------------------------------------------------------------------------------
    **                     **                 **                 **                    **                  **                **
------------------------------------------------------------------------------------------------------------------------------------


 **
------------------------------------------------------------------------------------------------------------------------------------

     **Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

    **
----------------------------------------------------------------------------------------------------------------------------------
        **                **                 **                 **                   **                 **               **
----------------------------------------------------------------------------------------------------------------------------------
        **                **                 **                 **                                                       **
        **                **                 **                 **                                                       **
        **                **                 **                 **                                                       **
        **                **                 **                 **                                                       **
        **                **                 **                 **                                                       **
        **                **                 **                 **                                                       **
        **                **                 **                 **                   **                 **               **
        **                **                 **                 **                                                       **
----------------------------------------------------------------------------------------------------------------------------------
        **                **                 **                 **                   **                 **               **
----------------------------------------------------------------------------------------------------------------------------------

     **Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

--------------------------------------------------------------------------------
 **          **          **          **                     **         **
 **          **          **          **                                **
 **          **          **          **          **         **         **
 **          **          **          **          **         **         **
 **          **          **          **          **         **         **
 **          **          **          **                                **
 **          **          **          **          **         **         **

            --------------------------------------------------------------------
 **          **          **          **          **         **         **
 **          **          **          **          **         **         **
 **          **          **          **          **         **         **
 **          **          **          **          **         **         **
 **          **          **          **          **         **         **

     **Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


 **          **          **          **          **         **         **
 **          **          **          **          **         **         **
 **          **          **          **          **         **         **
 **          **          **          **          **         **         **

            --------------------------------------------------------------------
 **
 **          **          **          **          **         **         **
 **          **          **          **          **         **         **
 **          **          **          **          **         **         **
 **          **          **          **                                **

     **Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


 **          **          **          **          **         **         **
 **          **          **          **                                **
 **          **          **          **          **         **         **
 **          **          **          **          **         **         **
 **          **          **          **          **         **         **
 **          **          **          **          **         **         **
 **          **          **          **          **         **         **

     **Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

**         **            **          **                      **
**         **            **          **                      **
**         **            **          **                      **
**         **            **          **                      **
**         **            **          **                      **
**         **            **          **                      **

     **Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

**         **            **          **                      **
**         **            **          **                      **
**         **            **          **                      **
**         **            **          **                      **
**         **            **          **                      **

**         **            **          **                      **
**         **            **          **                      **

_______________
/1/ **

     **Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

**         **          **           **         **        **         **
**         **          **           **                   **         **
**         **          **           **         **        **         **
**         **          **           **         **        **         **
**         **          **           **         **        **         **
**         **          **           **         **        **         **
**         **          **           **         **        **         **

**Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                  APPENDIX B
                                  ----------

              WORKPLAN OF UNIGENE ACTIVITIES AND FTE REQUIREMENTS
              ---------------------------------------------------
--------------------------------------------------------------------------------
     ACTIVITY DESCRIPTION       ESTIMATED      DURATION    UNIGENE     MAXIMUM
                                  PERIOD                    STAFF        COST
                                                                       ($'000)

**                                  **             **         **          **
**                                  **             **         **          **
**                                  **             **         **          **
**                                  **             **         **          **
**                                  **             **         **          **
**                                  **             **         **          **
**                                  **             **         **          **
                                               ----------              -------
**                                                 **                     **
**
**                                  **             **         **          **
**
**                                  **             **         **          **

-------------------------------------------------------------------------------

**Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                  APPENDIX C:
                                  -----------
                   Unigene Know-How and Technology Transfer
                   ----------------------------------------
1.      **

2.      **

3.      **

4.      **

5.      **

6.      **

7.      **

8.      **

9.      **

10.     **

11.     **

12.     **

13.     **

14.     **

15.     **

16.     **

17.     **

**Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


18.     **

19.     **

20.     **

21.     **

22.     **

23.     **

24.     **

25.     **

26.     **


**

**

..              **

..              **


..              **

                                  APPENDIX D
                                  ----------
           ENCUMBRANCES TO LICENSED TECHNOLOGY AS OF EFFECTIVE DATE
           --------------------------------------------------------

     Patent Security Agreement between Unigene Laboratories and Jay Levy dated March 13, 2001.